UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2017

HORIZON TECHNOLOGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8	Other Events
Item 8.01	Other Events

On August 24, 2017, Horizon Technology Finance Corporation (the “Company”) announced that previously announced ex-dividend dates for the October 16, 2017, November 15, 2017 and December 15, 2017 distribution payment dates did not conform to Nasdaq Rule 11140(b)(1) which shortens the period between the ex-dividend date and the record date to shorten payment settlement cycles as part of a securities industry initiative. The corrected ex-dividend dates for the distributions payable in the fourth quarter of 2017 are set forth in the table below for all of the monthly distributions declared by the Company’s Board of Directors on July 28, 2017.

Ex-Dividend Date	Record Date	Payment Date	Amount Per Share
September 19, 2017	September 20, 2017	October 16, 2017	$0.10
October 18, 2017	October 19, 2017	November 15, 2017	$0.10
November 17, 2017	November 20, 2017	December 15, 2017	$0.10
		Total:	$0.30

A copy of the press release announcing such dividend is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release of the Company dated August 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2017	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company dated August 24, 2017